UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2015
Kraft Foods Group, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 1-35491

Virginia	36-3083135
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Three Lakes Drive, Northfield, IL 60093-2753
(Address of principal executive offices, including zip code)

(847) 646-2000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 5, 2015, we held our 2015 annual meeting of shareholders (the “2015 Annual Meeting”) in Glenview, Illinois. The shareholders elected all of the director nominees; approved our named executive officers’ compensation; and ratified the selection of PricewaterhouseCoopers LLP as our independent auditors for 2015. The shareholders did not approve any of the shareholder proposals that were presented at the 2015 Annual Meeting. The final voting results for the matters submitted to a shareholder vote at the 2015 Annual Meeting are set forth below:

A.	Election of Directors	Shares For	Shares Against	Shares Abstain	Broker Non-Votes

1.	Abelardo E. Bru	389,274,987	3,507,607	1,265,912	102,435,874
2.	John T. Cahill	369,275,257	22,412,049	2,361,200	102,435,874
3.	L. Kevin Cox	380,218,945	12,537,560	1,292,001	102,435,874
4.	Myra M. Hart	385,719,697	7,077,899	1,250,910	102,435,874
5.	Peter B. Henry	384,394,252	8,381,910	1,272,344	102,435,874
6.	Jeanne P. Jackson	389,984,085	2,823,854	1,240,567	102,435,874
7.	Terry J. Lundgren	368,778,300	23,995,345	1,274,861	102,435,874
8.	Mackey J. McDonald	353,044,106	38,179,609	2,824,791	102,435,874
9.	John C. Pope	388,416,373	4,349,182	1,282,951	102,435,874
10.	E. Follin Smith	383,909,140	8,859,302	1,280,064	102,435,874

B.	Company Proposals	Shares For	Shares Against	Shares Abstain	Broker Non-Votes

1.	Advisory vote to approve executive compensation	375,069,374	15,409,646	3,569,486	102,435,874
2.	Ratification of selection of independent auditors for 2015	492,912,398	2,032,639	1,539,343	_

C.	Shareholder Proposals	Shares For	Shares Against	Shares Abstain	Broker Non-Votes

1.	Egg-laying chickens	108,688,717	246,332,749	39,027,040	102,435,874
2.	Deforestation reporting	107,911,445	248,122,926	38,014,135	102,435,874
3.	Packaging reporting	108,435,993	263,675,450	21,937,063	102,435,874
4.	Sustainability reporting	112,257,177	259,844,083	21,947,246	102,435,874

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kraft Foods Group, Inc.

Date: May 7, 2015	By:	/s/ Kim K. W. Rucker
Kim K. W. Rucker
Executive Vice President, Corporate & Legal Affairs, General Counsel and Corporate Secretary

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